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                                                                  EXHIBIT 23.13


                             CONSENT OF LEHMAN BROTHERS



     We hereby consent to the use of our opinion letter dated October 6, 1998 to the Board of Directors of PNB Financial Group (the "Company") attached as Appendix B to the Company's Proxy Statement/Prospectus on Form S-4 (the "Prospectus") and to the references to our firm in the Prospectus under the headings "SUMMARY - OPINION OF LEHMAN BROTHERS," "THE MERGER - BACKGROUND AND REASONS FOR THE MERGER" and "THE MERGER - OPINION OF PNB'S FINANCIAL ADVISOR." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.


                                         LEHMAN BROTHERS INC.


                                 By:     /s/ David J. Kim
                                         ---------------------------
                                         David J. Kim
                                         Senior Vice President


Los Angeles, California
November 13, 1998